                                                                   EXHIBIT 10.31

                            AMENDMENT NUMBER TWO TO
                   BSAFE/TIPEM OEM MASTER LICENSE AGREEMENT


     THIS AMENDMENT NUMBER TWO TO BSAFE/TIPEM OEM MASTER LICENSE AGREEMENT (the "Amendment") by and between RSA Data Security, Inc., a Delaware corporation ("RSA") and VeriSign, Inc., a Delaware corporation ("VeriSign"), is made this __ day of December, 1998 (the "Effective Date") with respect to that certain BSAFE/TIPEM OEM Master License Agreement dated April 18, 1995 between RSA and VeriSign, as amended by Amendment Number One ("Amendment Number One") to BSAFE/TIPEM OEM Master License Agreement between RSA and VeriSign dated May 1996 (as amended from time to time, the "Master Agreement").


                                   RECITALS

     WHEREAS, pursuant to the Master Agreement, RSA licensed to VeriSign the cryptography toolkits known as BSAFE and TIPEM, and RSA agreed to incorporate the VeriSign Root Key (as defined in Amendment Number One) into products manufactured by third parties that include RSA products which process certificates ("Certificate Products");

     WHEREAS, RSA and VeriSign desire to amend the Master Agreement to provide that: (a) VeriSign will subscribe to RSA's maintenance program , and (b) RSA will have the right to request that root keys other than VeriSign's be included in certain Certificate Products (as defined herein), all on the terms described herein; and

     WHEREAS, each party acknowledges that execution of this Amendment is in the best interest of such party.


                                   AGREEMENT

     NOW THEREFORE, in reliance on the foregoing Recitals and in consideration of the mutual consideration recited therein and contained herein, the parties agree as follows:

1)   Defined Terms.  Any capitalized terms used herein without definition shall
     --------------
     have the meaning ascribed to such terms in the Master Agreement.

2)   RSA Maintenance Plan; Delivery of Updates.
     ------------------------------------------

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     a)  RSA Maintenance Plan.  Not later than June 30, 1999, retroactive to the
         --------------------
         Effective Date of this Amendment, VeriSign will execute RSA's support and maintenance agreement attached hereto as Exhibit A (the "Support
                                                      ---------
         Agreement"). For so long as VeriSign desires to receive New Releases and New Versions of the Licensed Software, VeriSign will pay RSA yearly maintenance fees equal to fifty percent (50%) of RSA's standard published maintenance fees.

     b)  Amendment of Section 4 of Master Agreement.   In connection with OEM's
         ------------------------------------------
         execution of the Support Agreement, Section 4 of the Master Agreement (Support and Maintenance) is deleted in its entirety and is replaced
          -----------------------
         with the following sentence:

         In order to receive maintenance and support for the Licensed Technology, VeriSign shall execute the Support Agreement attached hereto as Exhibit A on or before June 30, 1999.
                   ---------

     c)  Delivery of BSAFE Crypto-C v.4.0.  The parties acknowledge and agree
         --------------------------------
         that, on December 7, 1998, RSA delivered to VeriSign a copy of BSAFE Crypto-C v.4.0 in Source Code Form in reliance on VeriSign's representation that it intended to execute this Amendment, the Support Agreement, and the SDTI OEM Amendment (as defined in Paragraph 5 below). VeriSign shall execute the Support Agreement on or before June 30, 1999, retroactive to the Effective Date of this Amendment.

3)  VeriSign Root Key.  Paragraph 6 of Amendment No. 1 is hereby amended by
    -----------------
    adding the following new subparagraph 6.9 after existing subparagraph 6.8:

     6.9  Notwithstanding anything to the contrary set forth in this Amendment,
     ---
          VeriSign acknowledges and agrees that from time to time, RSA's customers may request that RSA include a root key in addition to the VeriSign Root Key (an "Alternative Root Key") in a Certificate Product. RSA may include only an Alternative Root Key in cases where it is not technically feasible to incorporate more than one root key in any Certificate Product. If any customer so requests the inclusion of an Alternative Root Key, RSA will deliver to VeriSign in writing a request for VeriSign's consent to such inclusion of the Alternative Root Key, and VeriSign shall not unreasonably withhold its consent. In the event that VeriSign does not unequivocally grant or deny such request within twenty-one (21) days following VeriSign's receipt of such request, then VeriSign's consent shall be deemed to be given on the twenty-second day following such request, and RSA shall have the right to include the Alternative Root Key in the Certificate Product specified in the notice.

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

4)  Notices.  Section 9.7 of the Master Agreement (Notices) is hereby deleted in
    --------                                       -------
    its entirety, and the following new section 9.7 shall be substituted in its place:

          9.7  Notices. Any notices required or permitted to be given pursuant
               --------
               to the Master Agreement shall be in writing, and may be personally delivered, telecopied (with confirmation by recognized overnight courier), or sent by recognized overnight courier to the following addresses, or to such other address as may be specified from time to time by notice in writing. Any such notice shall be deemed to have been given when received.

               To VeriSign:  VeriSign, Inc.
                             1390 Shorebird Avenue
                             Mountain View, CA   94043
                             Attention:  Chief Financial Officer
                             Fax:   (650) 961-8853

               With a copy to:  Fenwick & West
                             2 Palo Alto Square
                             Palo Alto, CA   94306
                             Attention:  Robert Dellenbach, Esq.
                             Fax:  (650) 494-1417

               To RSA:  RSA Data Security, Inc.
                             2955 Campus Drive, Suite 400
                             San Mateo, CA  94403
                             Attention: Vice President, Business Development
                             Fax:  (650) 295-7704

               With a copy to:  Security Dynamics Technologies, Inc.
                                36 Crosby Drive
                                Bedford, MA   01730
                                Attention:  Chief Operating Officer
                                Fax:  (781) 301-5420

               With a copy to:  Security Dynamics Technologies, Inc.
                                36 Crosby Drive
                                Bedford, MA   01730
                                Attention:  General Counsel
                                Fax: (781) 301-5420


5)  Execution of SDTI OEM Amendment. Simultaneously herewith, RSA's parent,
------------------------------------
    Security Dynamics Technologies, Inc. ("SDTI") and VeriSign are executing an amendment to the Master Development and License Agreement dated September 30,

  1997 by and between SDTI and VeriSign (the "SDTI OEM Amendment"), pursuant to which VeriSign will appoint SDTI, together with its affiliates, VeriSign's exclusive OEM distributor of the Developed Technology (as that term is defined in the SDTI OEM Amendment). The parties acknowledge and agree that execution of the SDTI OEM Amendment is a condition to the effectiveness of this Amendment, and if either party fails to execute the SDTI OEM Amendment, then this Amendment is void and of no force and effect.

6)  Counterparts.  This Amendment may be executed in counterparts, each of which
    -------------
    shall be an original and together which shall constitute one and the same instrument.

7)  Effect of Amendment.  This Amendment amends the Master Agreement as of the
    -------------------
    Effective Date, and except as amended hereby, the Master Agreement shall continue in full force and effect. Notwithstanding the foregoing, the parties acknowledge and agree that certain terms contained in the Master Agreement are unclear in certain respects, given the growth of the parties' respective businesses.. Both parties acknowledge their desire to resolve any contractual ambiguities promptly following the Effective Date. Therefore, without prejudice to any rights which either party may have, following the Effective Date, the parties shall work diligently to resolve these matters, and each party agrees to amend the Master Agreement if necessary to clarify each party's rights under the Master Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

VERISIGN, INC.                        RSA DATA SECURITY, INC.

By:    /s/ Stratton Sclavos           By:   /s/ Albert E. Sisto
    -----------------------               -------------------------------

Title:    President and CEO           Title:    Chief Operating Officer
       --------------------           -----------------------------------

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

                                  EXHIBIT "A"

This SUPPORT AGREEMENT ("Support Agreement"), effective as of the later date of execution ("Effective Date"), is entered into by and between RSA Data Security, Inc., a Delaware corporation ("RSA"), having a principal address at 2955 Campus Drive, Suite 400, San Mateo, CA 94403-2507, and:

ENTERPRISE NAME ("YOU"):_______________________________________________________

JURISDICTION OF INCORPORATION:_________________________________________________

STREET ADDRESS:________________________________________________________________

CITY:_________________________         STATE & ZIP CODE:_______________________

ENTERPRISE LEGAL CONTACT (NAME & TITLE):_______________________________________

MAINTENANCE AND SUPPORT PROGRAM ELECTED:  STANDARD [   ]    PREMIER [   ]

INITIAL ANNUAL SUPPORT FEE:  $_____________/year

                                1.  DEFINITIONS

All capitalized terms used and not defined herein shall have the meanings set forth in the License Agreement or the following meanings:

1.1 "FIXES" means any error corrections, fixes, patches or other software provided to You as a result of RSA's support services.

1.2 "LICENSE AGREEMENT" means that certain License Agreement between RSA and You dated ________________, ______.

1.3 "RSA SOFTWARE" means RSA proprietary software identified as RSA Software on page 1 of the License Agreement.

                     2.  MAINTENANCE AND SUPPORT SERVICES

2.1  GENERAL.  This Support Agreement sets forth the terms under which RSA will
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provide support to You for the RSA Software licensed to You for the Licensed
Products, as set forth under the unamended License Agreement. The use of and license to any Fixes and Updates provided to You hereunder shall be governed by the terms of the License Agreement.

2.2  SUPPORT AND MAINTENANCE.  RSA agrees to provide the maintenance and support
     -----------------------
specified in this Support Agreement and You agree to pay RSA's then-current annual support fee ("Support Fee").

2.3  SUPPORT PROVIDED BY RSA.  For the annual period commencing on the Effective
     -----------------------
Date hereof, and for future annual periods for which You have paid the Support Fee, RSA will provide You with the following services in accordance with the program You have elected above:

     2.3.1  SUPPORT UNDER STANDARD PROGRAM.  In the event that You have elected
            ------------------------------
     the Standard program, RSA will provide telephone support to You from 6:00 a.m. to 5:00 p.m. (Pacific Time), Monday through Friday, excluding locally observed holidays. Upon the receipt of a request for support services, RSA shall respond within one (1) business day from the time of the request.

     RSA shall provide the support specified in this Section to Your employees responsible for developing and maintaining the Licensed Products licensed under the License Agreement and providing support to End User Customers thereof. No more than two (2) of Your employees may obtain such support from RSA at any one time. Upon RSA's request, You will provide a list with the names of the employees designated to receive support from RSA. You may change the names on the list at any time by providing written notice to RSA. Upon Your request, RSA may provide on-site support reasonably determined to be necessary by RSA at Your location specified on page 1 hereof.

     2.3.2  SUPPORT UNDER PREMIER PROGRAM.  In the event that You have elected
            -----------------------------
     the Premier program, RSA will provide telephone support to You 24 hours a day, 7 days per week. Upon the receipt for a request for support services, RSA shall respond within two hours from the time of the request. RSA shall provide the support specified in this Section to Your employees responsible for developing and maintaining the Licensed Products licensed under the License Agreement and providing support to End User Customers thereof. No more than five (5) of Your employees may obtain such support from RSA at any one time. Upon RSA's request, You will provide a list with the names of the employees designated to receive support from RSA. You may change the names on the list at any time by providing written notice to RSA. Upon Your request, RSA may provide on-site support reasonably determined to be necessary by RSA to Your location specified on page 1 hereof.

2.4  ERROR CORRECTION.  RSA will from time to time offer You, at no additional
     ----------------
cost, Fixes under this Agreement, but has no obligations to offer such Fixes. All Fixes provided to You shall constitute RSA Software under the Licensed Agreement and shall be governed by the terms thereof. In the event You discover an error in the RSA Software which causes the RSA Software not to operate in material conformance to RSA's published specifications therefor, You shall submit to RSA a written report describing such error in sufficient detail to permit RSA to reproduce such error. Upon receipt of any such written report, RSA will use its reasonable efforts to correct such an error or to provide a software patch or bypass around such an error as early as practicable. However, under no circumstances does RSA warrant or represent all errors can or will be corrected. Furthermore, RSA shall not be responsible for correcting any error if You fail to incorporate in Your Licensed Product any Fixes or Update that RSA has provided to You.

2.5  UPDATES.  RSA will from time to time offer You, at no additional cost,
     -------
Updates of the RSA Software during the term of this Support Agreement. You understand, however, that RSA is not obligated to provide any Update. Absent any restriction to Your right to use the algorithms contained in RSA Software, as set forth in the applicable Licensed Agreement in force at the time of execution of this Support Agreement, Your license rights to any Updates shall also extend to any new algorithms contained in such Updates. Any Updates acquired by You shall be governed by all of the terms and provisions of the Licensed Agreement.

                       3.  MAINTENANCE AND SUPPORT FEES

3.1  SUPPORT FEES.  In consideration of RSA's providing the maintenance and
     ------------
support services described herein, You agree to pay RSA the initial Support Fee set forth on the first page hereof. Such amount shall be payable for the first year upon the execution of this Support Agreement, and for each subsequent year in advance of the commencement of such year. The Support Fee may be modified by RSA for each renewal term by written notice to You at least ninety (90) days prior to the end of the then-current term. If You elect not to renew this Support Agreement for successive terms (as provided in Section 6.1 below), You may re-enroll only upon payment of the annual Support Fee for the coming year and for all Support Fees that would have been paid had You not ceased maintenance and support.

3.2  ADDITIONAL CHARGES.  In the event RSA is required to take actions to
     ------------------
correct a difficulty or defect
which is traced to Your errors, modifications, enhancements, software or hardware, then You shall pay to RSA its time and materials charges at RSA's rates then in effect. In the event that you have requested RSA's personnel to travel to perform maintenance or on-site support, You shall reimburse RSA for any reasonable out-of-pocket expenses incurred, including travel to and from Your sites, lodging, meals and shipping, as may be necessary in connection with duties performed under this Section 2 by RSA.

3.3  TAXES.  All taxes, duties, fees and other governmental charges of any kind
     -----
(including sales and use taxes, but excluding taxes based on the gross revenues or net income of RSA) which are imposed by or under the authority of any government or any political subdivision thereof on the Support Fees or any aspect of this Support Agreement shall be borne by You and shall not be considered a part of, a deduction from or an offset against Support Fees.

3.4  TERMS OF PAYMENT.  Support Fees due RSA hereunder shall be paid by You to
     ----------------
the attention of the Software Licensing Department at RSA's address set forth above upon execution and, in the case of renewal terms, prior to each anniversary thereof. A late payment penalty on any Maintenance Fees not paid when due shall be assessed at the rate of one percent (1%) per thirty (30) days. In no event shall Support Fees paid be refundable.

3.5  U.S. CURRENCY.  All payments hereunder shall be made in lawful United
     -------------
States currency.

                              4.  CONFIDENTIALITY

The parties agree that all obligations and conditions respecting confidentiality, use of the Source Code (if licensed to You) and publicity in
Section 6 of the License Agreement shall apply to the parties' performance of this Support Agreement.

               5.  USE LIMITATIONS; TITLE; INTELLECTUAL PROPERTY
                      INDEMNITY; LIMITATION OF LIABILITY

Any and all Upgrades and Fixes provided to You pursuant to this Support Agreement shall constitute RSA Software under the License Agreement. As such, the parties' respective interests and obligations relating to the RSA Software, including but not limited to license and ownership rights thereto, use limitations (if any), intellectual property indemnity and limitation of liability, shall be governed by the terms of the License Agreement.

                           6.  TERM AND TERMINATION

6.1  TERM.  This Support Agreement shall commences on the Effective Date hereof
     ----
and shall remain in full force and effect for an initial period of one (1) year, unless sooner terminated in accordance with this Support Agreement. Upon expiration of the initial period and each successive period, this Support Agreement shall automatically renew for an additional one (1) year period, unless either party has notified the other of its intent to terminate as set forth in Section 6.2.3 herein.

6.2  TERMINATION.
     -----------

     6.2.1 Either party shall be entitled to terminate this Support Agreement at any time on written notice to the other in the event of a material default by the other party of this Support Agreement and a failure to cure such default within a period of thirty (30) days following receipt of written notice specifying that a default has occurred.

     6.2.2 This Support Agreement shall automatically terminate in the event that the License Agreement is terminated in accordance with its terms.

     6.2.3 This Support Agreement may also be terminated by You for any or no reason by providing written notice of such intent at least ninety (90) days prior to the end of the then-current term. RSA may cease to offer support and maintenance for future maintenance terms by notice delivered to You ninety (90) days or more before the end of the then-current maintenance term.

     6.2.4 Upon (i) the institution of any proceedings by or against either party seeking relief, reorganization or arrangement under any laws relating to insolvency, which proceedings are not dismissed within sixty (60) days;
     (ii) the assignment for the benefit of creditors, or upon the appointment of a receiver, liquidator or trustee, of any of either party's property or assets; or (iii) the liquidation, dissolution or winding up of either party's business, then and in any such events this Support Agreement may immediately be terminated by the other party upon written notice.

6.3  SURVIVAL OF CERTAIN TERMS.  The following provisions shall survive any
     -------------------------
expiration or termination:  Sections 3.1, 4, 5, 6 and 7.

                         7.  MISCELLANEOUS PROVISIONS

This Support Agreement is not an amendment to the License Agreement, but instead is a separate binding agreement which incorporates certain terms of the License Agreement for the purpose of brevity and assured consistency. This Agreement incorporates by this reference Section 11 of the License Agreement in its entirety.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of the later signature below.

ENTERPRISE NAME:

________________________________        RSA DATA SECURITY, INC.


By:_____________________________        By:_____________________________

Printed Name:___________________        Printed Name:___________________

Title:__________________________        Title:__________________________

Date:___________________________        Date:___________________________

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